[GRAPHIC OMITTED]


      For Further Information:
      Charles W. Federico                          Thomas Hein
      Group President & CEO                        CFO
      Orthofix International N.V.                  Orthofix International N.V.
      704.948.2600                                 704.948.2600

              Orthofix Reports First Quarter Sales Increase of 16%;
                           For a Record $48.2 Million


HUNTERSVILLE, N.C., April 24, 2003 - Orthofix International N.V. (NASDAQ:OFIX) today announced results for the first quarter ended March 31, 2003.

Sales for the first quarter ended March 31, 2003, were a record $48.2 million, an increase of 16% over the $41.6 million reported during the same period in 2002. The positive impact of foreign currency on sales was $1.9 million.

Net income for the first quarter ended March 31, 2003, was $6.0 million, or $0.41 per share. Based upon an assessment of the merits of the case, the Company incurred $0.9 million in litigation costs in the first quarter related to the KCI patent infringement case. Excluding these litigation costs, net income for the first quarter ended March 31, 2003, would have been $6.8 million, or $0.47 per share, compared to $6.6 million, or $0.44 per share, for the same period in 2002. Diluted weighted average shares outstanding were 14,499,614 and 15,000,213 during 2003 and 2002, respectively.

Charlie Federico, President and Chief Executive Officer, stated, "We continue to experience strong growth in our core businesses of orthopedic devices and stimulation which grew 16% and 13%, respectively, over the same period of the prior year. As expected, the growth in our vascular business returned to double-digits for the first quarter with an impressive 22% increase over the same period of the prior year and an 11% increase over the previous quarter. Our Americas business continued its good growth, totaling $31.2 million, or 65% of total sales. International sales, including the positive effect of foreign currency, increased 33% over the same period of 2002."

Net sales by geographic destination for the three months ended March 31, (In millions)


                                   3 Months Ended March 31,
                     --------------------------------------------------------
                         2003              2002              % Increase
                     --------------    -------------     --------------------

Americas                 $ 31.2           $ 28.8                 8%

International              17.0             12.8                33%
                     --------------    -------------     --------------------
                     --------------    -------------     --------------------

Total                    $ 48.2           $ 41.6                16%
                     ==============    =============     ====================




Net sales by product group for the three months ended March 31, (In millions)

                                   3 Months Ended March 31,
                     --------------------------------------------------------
                         2003              2002              % Increase
                     --------------    -------------     --------------------

Orthopedic
  Devices               $ 15.2           $ 13.1                 16%
  Stimulation             21.1             18.7                 13%
  Vascular (DVT)           6.0              4.9                 22%
                     --------------    -------------     --------------------
Total Orthopedic          42.3             36.7                 15%

Non-Orthopedic             5.9              4.9                 20%
                     --------------    -------------     --------------------
Total                    $ 48.2           $ 41.6                16%
                     ==============    =============     ====================



Gross profit margins for the first quarter were 74% compared to 76% for the same period of the prior year, reflecting the impact of product mix of approximately $0.2 million and foreign currency of approximately $0.9 million. Gross profit margins held constant at 74% compared to the fourth quarter of 2002.

Operating income as a percent of sales dropped from 24% during the same quarter of 2002 to 20% for the current quarter. This decrease represents approximately $2.0 million and consists of $0.9 million for KCI litigation costs and $0.7 million of foreign currency impact. The Company also incurred additional expenses associated with becoming a US registrant and invested in several areas of sales and marketing during the first quarter. Twenty-two new direct sales people were hired, trained and equipped to have a meaningful impact on sales in 2003. The Company launched the PC.CP product in the International market with a large training seminar for surgeons in Verona, and in preparation for the launch conducted a training meeting for the sales force. Expense ratios are expected to return to prior year levels as the year progresses, with the exception of legal expenses that will be incurred associated with the on-going patent infringement action against KCI.

The Company's annualized tax rate of 32-33% was negatively impacted 3.5% due to legal expenses incurred in a low tax jurisdiction.

Orthofix International N.V. is an international corporation, which develops, produces and markets innovative products in the medical device sector. Its products include Spinal-Stim(R) Lite for the enhanced healing of spinal fusions, the Orthotrac Pneumatic Vest(R) for chronic low back pain, the EZBrace LSO(R) for spine stabilization, the Physio-Stim(R) Lite for the healing of un-united fractures, the OSCAR(R) ultrasonic bone cement removal system for hip revision procedures, the A-V Impulse System(R) for enhancing venous circulation, the Orthofix(R) external fixation range for fractures and limb reconstruction and the Orthofix ISKD(R) internal lengthener.

For more information, please visit our corporate website at http://www.orthofix.com.

Certain of the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including, without limitation, the acceptance of new products in the market and the impact of competitive products and other risks and uncertainties. These are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2002, filed with the United States Securities and Exchange Commission (the "SEC"), future Quarterly Reports on Form 10-Q and the Company's quarterly press releases which are available to shareholders and filed with the SEC on Form 8-K).

                          - Financial tables follow -

ORTHOFIX INTERNATIONAL N.V.
CONSOLIDATED INCOME STATEMENTS
In thousands,except per share and share data


                                                    For the three months
                                            ---------------------------------
                                                     ended March 31,
                                                   ------------------
                                            ---------------------------------
                                                 2003              2002
                                            ---------------   ---------------
                                             (Unaudited)       (Unaudited)

Net sales                                 $         48,181  $         41,595
Cost of sales                                       12,585             9,911
                                            ---------------   ---------------
    Gross profit                                    35,596            31,684
                                            ---------------   ---------------

Operating expenses
    Sales and marketing                             17,600            15,084
    General and administrative                       4,982             4,145
    Research and development                         2,131             2,132
    Amortization                                       278               165
    KCI litigation costs                               862                 0
                                            ---------------   ---------------
                                                    25,853            21,526
                                            ---------------   ---------------

    Operating income                                 9,743            10,158

Other income (loss)                                   (326)             (275)
                                            ---------------   ---------------
    Net income before  income tax                    9,417             9,883
      and minority interests
Income tax expense                                  (3,464)           (2,905)
                                            ---------------   ---------------
Net income before minority interests                 5,953             6,978
Minority interests                                       0              (388)
                                            ---------------   ---------------
    Net income                            $          5,953  $          6,590
                                            ---------------   ---------------


    Net income per common share - diluted $           0.41  $           0.44


Weighted average number of common
    shares outstanding - diluted                14,499,614        15,000,213

ORTHOFIX INTERNATIONAL N.V.
CONSOLIDATED BALANCE SHEETS
In thousands

                                                                   As of                    As of
                                                              -----------------        ----------------
                                                                 March 31,                December 31,
                                                              -----------------        -----------------
                                                                    2003                    2002
                                                              -----------------        ----------------
                                                                (Unaudited)               (Audited)
Assets
Current assets:
       Cash and cash equivalents                            $           41,552       $          48,813
       Trade accounts receivable                                        53,936                  54,654
       Inventory                                                        22,250                  23,471
       Deferred income taxes                                             3,271                   3,271
       Prepaid expenses and other                                        4,374                   6,789
                                                              -----------------        ----------------
              Total current assets                                     125,383                 136,998

Securities and other investments                                         5,787                   4,753
Property, plant and equipment, net                                      13,330                  13,841
Intangible assets, net                                                  75,545                  62,995
Other long-term assets                                                   2,434                   2,187
                                                              -----------------        ----------------
              Total assets                                  $          222,479       $         220,774
                                                              =================        ================

Liabilities and shareholders' equity
Current liabilities:
       Bank borrowings                                      $            5,583       $           6,977
       Current portion of long-term debt                                   159                     399
       Trade accounts payable                                            8,039                   7,562
       Other current liabilities                                        20,332                  22,188
                                                              -----------------        ----------------
              Total current liabilities                                 34,113                  37,126

Long-term debt                                                              46                      44
Deferred income taxes                                                    1,915                   2,202
Deferred income                                                          2,500                   2,500
Other long-term liabilities                                                 43                      58
Deferred compensation                                                      953                     893
                                                              -----------------        ----------------
              Total liabilities                                         39,570                  42,823
                                                              -----------------        ----------------

Minority interests                                                           0                   9,867

Shareholders' equity
       Common shares                                                     1,421                   1,384
       Additional paid-in capital                                       54,091                  50,884
       Less: Treasury shares, at cost                                   (1,878)                 (5,281)
                                                              -----------------        ----------------
                                                                        53,634                  46,987
       Retained earnings                                               129,147                 123,194
       Accumulated other comprehensive income                              128                  (2,097)
                                                              -----------------        ----------------
              Total shareholders' equity                               182,909                 168,084
                                                              -----------------        ----------------

              Total liabilities, minority interests
                           and shareholders' equity         $          222,479       $         220,774
                                                              =================        ================




ORTHOFIX INTERNATIONAL N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
In thousands

                                                                             For the three months ended March 31,
                                                                      ---------------------------------------------
                                                                           ---------------      ---------------
                                                                                2003                 2002
                                                                           ---------------      ---------------
                                                                            (Unaudited)          (Unaudited)


Net cash provided by operating activities                                $         11,309     $          4,936
                                                                           ---------------      ---------------

Cash flows from investing activities:
      Investment in subsidiaries and affiliates                                   (22,071)              (2,041)
      Capital expenditure                                                            (974)              (1,799)
      Other                                                                          (300)                   0
                                                                           ---------------      ---------------
         Net cash used in investing activities                                    (23,345)              (3,840)
                                                                           ---------------      ---------------

Cash flows from financing activities:
      Net (repayment) proceeds of loans and borrowings                             (1,881)              (1,239)
      Proceeds from issuance of common stock                                        8,385                  864
      Acquisition of treasury shares                                               (1,880)              (3,069)
                                                                           ---------------      ---------------
         Net cash provided (used) in financing activities                           4,624               (3,444)
                                                                           ---------------      ---------------

Effect of exchange rate changes on cash                                               151                 (336)
                                                                           ---------------      ---------------

Net (decrease) increase  in cash and cash equivalents                              (7,261)              (2,684)
Cash and cash equivalents at the beginning of the period                           48,813               34,273
                                                                           ---------------      ---------------
Cash and cash equivalents at the end of the period                       $         41,552     $         31,589
                                                                           ---------------      ---------------